CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Wearable Health Solutions, Inc.

200 W. Church Road, Suite B

King of Prussia, PA 19406

Gentlemen:

We consent to the use in this Registration Statement on Form S-1 of our report dated December 18, 2015 relating to the financial statements of Medical Alarm Concepts Holding, Inc. (which subsequently changed its name to Wearable Health Solutions, Inc. ) and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey

June 24, 2016